UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2014

Double Eagle Petroleum Co.

(Exact name of registrant as specified in its charter)

Maryland	001-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 12, 2014, Double Eagle Petroleum Co. (the “Company”) issued two press releases entitled “Double Eagle Petroleum Co. Reports Full-Year 2013 Financial Results” and “Double Eagle Provides Updates on Drilling Operations and Exploration Projects”. The release entitled “Double Eagle Petroleum Co. Reports Full-Year 2013 Financial Results” contains certain non-GAAP financial information. The reconciliation of such non-GAAP financial information to GAAP financial measures is included in the press release. The press releases are attached as Exhibits 99.1 and 99.2 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 7.01. Regulation FD Disclosure.

The Company will conduct a conference call on March 13, 2014 at 11:00 a.m. Eastern Time to discuss the financial and operating results for the year ended December 31, 2013.

To the extent required, the information included in Item 2.02 of this Form 8-K is hereby incorporated by reference into this Item 7.01.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1	–	Press Release entitled “Double Eagle Petroleum Co. Reports Full-Year 2013 Financial Results”, dated March 12, 2014.

Exhibit 99.2	–	Press Release entitled “Double Eagle Provides Updates on Drilling Operations and Exploration Projects”, dated March 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME

Date: March 13, 2014	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary